UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]
Preliminary Proxy Statement

[ ]
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]
Definitive Proxy Statement

[ ]
Definitive Additional Materials

[X]
Soliciting Material Pursuant to Section 240.14a-12

    ASSOCIATES FIRST CAPITAL CORPORATION
    ___________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

    ___________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]
No fee required.

[ ]
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)
Title of each class of securities to which transaction applies:

    ____________________________________________________________________________________

2)
Aggregate number of securities to which transaction applies:

    ____________________________________________________________________________________

3)
    Per unit price or other underlying value of transaction computed pursuant to Exchange
    Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ___________________________________________________________________________________

4)
Proposed maximum aggregate value of transaction:

    ___________________________________________________________________________________

5)
Total fee paid:

    ___________________________________________________________________________________

[ ]
Fee paid previously with preliminary materials.

[ ]
    Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)
Amount Previously Paid:

    ___________________________________________________________________________________

2)
Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________________

3)
Filing Party:

    ___________________________________________________________________________________

4)
Date Filed:

    ___________________________________________________________________________________

Filed by Associates First Capital Corporation

pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934 in respect of Associates

First Capital Corporation (SEC file no. 2-44197)

Frequently Asked Questions

This bulletin provides more answers to merger-related
        questions Associates employees have submitted through the Merger Info Center. We will continue to provide the latest information as it becomes available.

Merger Process

What steps must take place in order for this merger to close?

The process includes securing regulatory approvals, in 14 separate countries, for each of our lines of business. Additionally, this month we will complete an important first step by filing a "proxy" statement with the Securities and Exchange
        Commission (SEC). This document describes in detail the nature of the transaction and its value to shareholders of both organizations. Once the final proxy has been approved by the
        SEC, it will be mailed to each shareholder along with a notice of a shareholder meeting to take place no less than 20 business days after the proxy was mailed. Shareholders can attend the meeting in person to vote their shares or they can vote by mailing in the proxy materials. Assuming a majority vote by shareholders in favor of the transaction -- and all regulatory approvals are secured -- the legal close should occur shortly thereafter.

How will the sale affect me?

Citigroup views The Associates as a quality company with a talented and experienced management team and an excellent employee base. The integration team is meeting to determine the new structure. It is too early to speculate what their deliberations may be.
        We are committed to keeping you informed and up-to-date in relation to what this merger means to all of us. We will provide information regarding all aspects of compensation, benefits, operations and career opportunities as soon as it becomes available.

We believe that the merger opens up a world of new opportunities, not only for our customers, but also for our employees. Citigroup is a thriving financial services company that has recently completed the most profitable half-year of any company ever. Currently
        Citigroup is seeking to fill some 20,000 positions around the world. The opportunities are enormous.

During the transition you may hear rumors about Citigroup’s plans from colleagues or from competitors. We ask that you remain patient and rely on our Citigroup Merger Info
        Center Web site to provide you with information. In addition, since it may take some time before we fully understand the opportunities that the merger will present, you should avoid making personal decisions too quickly.

How should I work with current vendors or contractors whose services we need?

We will continue to work with our vendors and focus on business as usual. As far as negotiating contracts for 2001, we will need to wait for guidance from our integration team.

How does the sale of the company to Citigroup differ from when Ford bought us? Why weren’t we told this was coming?

As a publicly traded company, we are governed by the Securities and Exchange
        Commission, which requires that we inform all shareholders at the same time. The company was prohibited from providing information to employees and/or other select groups of people before the merger was announced to the public.

Human Resources/Compensation/Benefits

Will the merger affect promotional opportunities through Next Step? Are the jobs on hold, or will this cause a freeze on transferring positions?

As of September 18, more than 700 current job openings are posted. We will continue to post jobs for current openings through Next Step.

How long will the Ford X-Plan be available?

The Ford X-Plan will be available through September 30, 2000.

What type of employee benefits does Citigroup offer?

Citigroup offers a wide array of industry-competitive employee benefit plans, including medical, dental, vision, pension and 401(k). Citigroup embraces employee ownership and offers employees many opportunities to acquire an equity stake in the company.

Will I still be eligible for the Associates 401(k) plan match? How will contributions be matched in 2001?

Yes, the current 401(k) plan match of 50% of the employee’s contribution up to
        6% remains in-effect for 2000.  Provisions relevant to 2001 will be evaluated as part of the upcoming integration process.

Will bonus plans related to remaining 2000 performance periods be paid as planned?

We do not expect changes to be made to the 2000 annual and periodic bonus plans below the senior executive level as a result of the merger. As always, changes required in the ordinary course of business may be made and terms of the plans continue to apply.

Will my years of service with The Associates be carried forward to Citigroup? Will this service credit apply to all Citigroup benefits (e.g., vacation, sick leave, vesting)?

In accordance with the Purchase Agreement, service with The Associates will be recognized for Citigroup benefit plans. Details on individual benefits will be provided at a later date.

If I leave The Associates, what happens to my stock options?

The terms of your stock option award agreement continue to apply. For example, the stock option award agreement states that in the event of resignation, the option will be forfeited as of the date of the resignation. Please refer to your stock option award agreement for further details. For questions regarding the stock option exercise process, please call The Associates Stock Option Information System at 1-888-396-7864 or contact your Human Resources representative.

In connection with the proposed transaction, Associates will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement
(when available) and other documents filed by Associates with the SEC at the SEC's web site at www.sec.gov.

Free copies of the proxy statement (when available) and Associates other filings with the SEC may also be obtained from Associates. Free copies of Associates filings may be obtained by directing a request to Associates, 250 E. Carpenter Freeway, Irving, TX 75062,
Attn.  General Counsel, 972-652-4000.

Associates and certain other persons referred to below may be deemed to be participants in the solicitations of proxies of Associates' shareholders to adopt the agreement providing for Citigroup's acquisition of Associates. The participants in the solicitation may include the directors and executive officers of Associates, who may have an interest in the transaction including as a result of holding shares or options of Associates. A detailed list of the names and interests of Associates' directors and executive officers is contained in Associates proxy statement for its 2000 Annual Meeting, which may be obtained without charge at the SEC's web site at www.sec.gov.